FOR IMMEDIATE RELEASE

CONTACT:	Investors: Antonella Franzen (609) 720-4665 Ryan Edelman (609) 720-4545 Media: Fraser Engerman (414) 524-2733	Exhibit 99.1

Johnson Controls reports fiscal Q4 2018 and full year earnings with strong organic revenue growth and free cash flow conversion;
announces an additional $1B share repurchase authorization

_______________________________________________________________________________

▪	GAAP EPS for the quarter of $0.83 per share; $2.32 for the full year, including special items

▪	Adjusted EPS for the quarter of $0.93, up 7% versus prior year; full year EPS of $2.83, up 9% versus prior year

▪	Sales in the quarter of $8.4 billion, reflecting overall organic growth of 6%; full year sales of $31.4 billion, up 4% organically

▪	Buildings organic revenue growth up 8% in the quarter; up 5% for the full year

▪	Buildings Field orders up 9% organically in the quarter; up 7% for the full year

▪	Adjusted free cash flow of $1.3 billion in the quarter; $2.3 billion for the full year, representing free cash flow conversion of 88%

▪	Ongoing strategic review of the Power Solutions business in final stages

▪	Expect fiscal 2019 adjusted EPS to be in the range of $2.90 to $3.05, representing organic EBIT growth of 8% to 12%; offset by 4% headwind from tax
________________________________________________________________________________

CORK, Ireland, November 8, 2018 -- Johnson Controls International plc (NYSE: JCI) today reported fiscal fourth quarter 2018 GAAP earnings per share (“EPS”) from continuing operations, including special items, of $0.83. Excluding these items, adjusted EPS from continuing operations was $0.93, up 7% versus the prior year period (see attached footnotes for non-GAAP reconciliation).
Sales of $8.4 billion increased 3% compared to the prior year. Excluding the impacts of M&A, foreign currency and lead prices, total sales grew 6% organically.

GAAP earnings before interest and taxes (“EBIT”) was $1.0 billion and EBIT margin was 12.0%. Adjusted EBIT was $1.2 billion and adjusted EBIT margin was 14.0%, up 10 basis points over the prior year. Excluding the impact of the Scott Safety divestiture, foreign currency and lead prices, the underlying adjusted EBIT margin increased 50 basis points.
The Company announced that the Board of Directors has approved an additional $1 billion share repurchase authorization. There is currently $900 million remaining on a previous authorization.
“Solid fourth quarter results close out a year of significant progress for Johnson Controls, with positive momentum as we enter fiscal 2019,” said George Oliver, chairman and CEO. “Our teams around the globe successfully delivered on our operating goals, with strong organic growth and cash flow performance.”
“We are in the final stages of the strategic review of our Power Solutions business. We have assessed multiple options and have made significant progress toward making a final decision.”
“As we look forward to fiscal 2019, we remain focused on driving execution across our portfolio to further enhance our growth trajectory supported by our strong backlog, order momentum and new business wins. We expect our overall financial performance to continue to improve by intensely focusing on top-line growth, margin expansion and free cash flow conversion,” Oliver continued.

Income and EPS amounts attributable to Johnson Controls ordinary shareholders
($ millions, except per-share amounts)
The financial highlights presented in the tables below are in accordance with GAAP, unless otherwise indicated. All comparisons are to the fiscal fourth quarter and fiscal year of 2017.
Organic sales growth, adjusted segment EBITA, adjusted EBIT, adjusted EPS from continuing operations and adjusted free cash flow are non-GAAP financial measures. For a reconciliation of these non-GAAP measures and detail of the special items, refer to the attached footnotes. A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

	GAAP		ADJUSTED		GAAP		ADJUSTED
	Q4 2017	Q4 2018	Q4 2017	Q4 2018	FY 2017	FY 2018	FY 2017	FY 2018

Sales	$8,136	$8,370	$8,136	$8,370	$30,172	$31,400	$30,138	$31,400

Segment EBITA	1,262	1,334	1,335	1,363	4,258	4,555	4,446	4,514

EBIT	1,182	1,001	1,131	1,172	3,054	3,342	3,599	3,722

Net income from continuing operations	875	771	813	870	1,654	2,162	2,459	2,633

Diluted EPS from continuing operations	$0.93	$0.83	$0.87	$0.93	$1.75	$2.32	$2.60	$2.83

BUSINESS RESULTS

Building Solutions North America

	GAAP		ADJUSTED		GAAP		ADJUSTED
	Q4 2017	Q4 2018	Q4 2017	Q4 2018	FY 2017	FY 2018	FY 2017	FY 2018

Sales	$2,160	$2,324	$2,165	$2,324	$8,341	$8,679	$8,316	$8,679

Segment EBITA	$298	$329	$315	$336	$1,039	$1,109	$1,070	$1,134

Segment EBITA margin %	13.8%	14.2%	14.5%	14.5%	12.5%	12.8%	12.9%	13.1%

Sales in the quarter were $2.3 billion, an increase of 7% versus the prior year. Excluding M&A and foreign currency, organic sales increased 8% versus the prior year, driven primarily by strong growth in Fire & Security and HVAC & Controls.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 8% year-over-year. Backlog at the end of the quarter of $5.4 billion increased 6% year-over-year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $336 million, up 7% versus the prior year. Adjusted segment EBITA margin of 14.5% was consistent with the prior year as favorable volume leverage as well as cost synergies and productivity savings, were offset by unfavorable mix and salesforce additions.
Sales for the full year were $8.7 billion, representing organic growth of 4% versus the prior year. Adjusted segment EBITA for the full year was $1.1 billion and adjusted segment EBITA margin expanded 20 basis points year-over-year to 13.1%.

Building Solutions EMEA/LA (Europe, Middle East, Africa/Latin America)

	GAAP		ADJUSTED		GAAP		ADJUSTED
	Q4 2017	Q4 2018	Q4 2017	Q4 2018	FY 2017	FY 2018	FY 2017	FY 2018

Sales	$926	$948	$921	$948	$3,595	$3,696	$3,579	$3,696

Segment EBITA	$52	$102	$95	$103	$290	$344	$328	$350

Segment EBITA margin %	5.6%	10.8%	10.3%	10.9%	8.1%	9.3%	9.2%	9.5%

Sales in the quarter were $948 million, an increase of 3% versus the prior year. Excluding M&A and foreign currency, organic sales grew 6% versus the prior year driven by stronger service growth. Growth was positive across all regions, led by Europe and Latin America.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 10% year-over-year. Backlog at the end of the quarter of $1.5 billion increased 9% year-over-year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $103 million, up 8% versus the prior year. Adjusted segment EBITA margin of 10.9% expanded 60 basis points over the prior year, including a 30 basis point headwind related to foreign currency. Adjusting for foreign currency, the underlying margin improved 90 basis points driven by favorable volume and mix as well as the benefit from cost synergies and productivity savings, partially offset by salesforce additions.
Sales for the full year were $3.7 billion, an increase of 3% versus the prior year, with organic growth of 2%. Adjusted segment EBITA for the full year was $350 million and adjusted segment EBITA margin expanded 30 basis points year-over-year, including a 10 basis point headwind related to foreign currency to 9.5%.

Building Solutions Asia Pacific

	GAAP		ADJUSTED		GAAP		ADJUSTED
	Q4 2017	Q4 2018	Q4 2017	Q4 2018	FY 2017	FY 2018	FY 2017	FY 2018

Sales	$677	$689	$677	$689	$2,444	$2,553	$2,445	$2,553

Segment EBITA	$108	$105	$109	$105	$323	$347	$332	$347

Segment EBITA margin %	16.0%	15.2%	16.1%	15.2%	13.2%	13.6%	13.6%	13.6%

Sales in the quarter were $689 million, an increase of 2% versus the prior year. Excluding M&A and foreign currency, organic sales increased 4% versus the prior year, with double-digit growth in service and modest growth in project installations.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 8% year-over-year. Backlog at the end of the quarter of $1.5 billion increased 11% year-over-year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $105 million, down 4% versus the prior year. Adjusted segment EBITA margin of 15.2% declined 90 basis points over the prior year as the benefit of cost synergies and productivity savings as well as favorable volume was more than offset by salesforce additions and expected underlying margin pressure.
Sales for the full year were $2.6 billion, an increase of 4% versus the prior year, with organic growth of 3%. Adjusted segment EBITA for the full year was $347 million and adjusted segment EBITA margin of 13.6% was consistent year-over-year, including a 30 basis point headwind related to foreign currency.

Global Products

	GAAP		ADJUSTED		GAAP		ADJUSTED
	Q4 2017	Q4 2018	Q4 2017	Q4 2018	FY 2017	FY 2018	FY 2017	FY 2018

Sales	$2,241	$2,222	$2,241	$2,222	$8,455	$8,472	$8,461	$8,472

Segment EBITA	$373	$389	$385	$395	$1,179	$1,338	$1,288	$1,251

Segment EBITA margin %	16.6%	17.5%	17.2%	17.8%	13.9%	15.8%	15.2%	14.8%

Sales in the quarter were $2.2 billion, a decrease of 1% versus the prior year. Excluding M&A and foreign currency, organic sales increased 9% versus the prior year led by high-single digit growth in HVAC & Refrigeration Equipment, high-teens growth in Building Management Systems, and low-double digit growth in Specialty Products.
Adjusted segment EBITA was $395 million, up 3% versus the prior year. Adjusted segment EBITA margin of 17.8% expanded 60 basis points over the prior year, including a 100 basis point headwind related to the divestiture of the Scott Safety business. The underlying margin expanded 160 basis points driven by favorable volume and mix, positive price/cost as well as the benefit of cost synergies and productivity savings, partially offset by ongoing product and channel investments.
Sales for the full year were $8.5 billion, consistent versus the prior year, with organic growth of 7%. Adjusted segment EBITA for the full year was $1.3 billion and adjusted segment EBITA margin declined 40 basis points year-over-year to 14.8%, including a 100 basis point headwind related to the divestiture of Scott Safety.

Power Solutions

	GAAP		ADJUSTED		GAAP		ADJUSTED
	Q4 2017	Q4 2018	Q4 2017	Q4 2018	FY 2017	FY 2018	FY 2017	FY 2018

Sales	$2,132	$2,187	$2,132	$2,187	$7,337	$8,000	$7,337	$8,000

Segment EBITA	$431	$409	$431	$424	$1,427	$1,417	$1,428	$1,432

Segment EBITA margin %	20.2%	18.7%	20.2%	19.4%	19.4%	17.7%	19.5%	17.9%
Sales in the quarter were $2.2 billion, an increase of 3% versus the prior year. Excluding the impact of higher lead pass-through and foreign currency, organic sales increased 2% driven by favorable price and technology mix. Global original equipment battery shipments increased 5%, benefitting from several recent business wins. Aftermarket shipments declined 2% versus a tough prior year comparison. Start-stop battery shipments increased 20% year-over-year, led by strong growth in EMEA, the Americas and China.

Power Solutions adjusted segment EBITA was $424 million, a 2% decline compared to the prior year. Adjusted segment EBITA margin of 19.4% decreased 80 basis points compared with the prior year, including a 10 basis point headwind related to the impact of higher lead prices and foreign currency. Power Solution’s underlying margin declined 70 basis points as volume leverage and productivity savings were more than offset by unfavorable mix, higher transportation costs and planned incremental investments.
Sales for the full year were $8.0 billion, an increase of 9% versus the prior year, with organic growth of 3%. Adjusted segment EBITA for the full year was $1.4 billion and adjusted segment EBITA margin declined 160 basis points year-over-year to 17.9%, including a 90 basis point headwind related to the impact of higher lead prices and foreign currency. Excluding these items, Power Solution’s underlying margin declined 70 basis points.

Corporate

	GAAP		ADJUSTED		GAAP		ADJUSTED
	Q4 2017	Q4 2018	Q4 2017	Q4 2018	FY 2017	FY 2018	FY 2017	FY 2018

Corporate expense	($163)	($142)	($107)	($95)	($768)	($576)	($465)	($408)

Adjusted Corporate expense was $95 million in the quarter and $408 million for the year, a decrease of 11% and 12%, respectively, compared to the prior year. The decline in both periods primarily reflects cost synergies and productivity savings.

OTHER ITEMS

•
Cash from operating activities less capex was $1.0 billion for the quarter and $1.5 billion for the year. Adjusted free cash flow was $1.3 billion for the quarter and $2.3 billion for the year. Adjusted free cash flow excludes net cash outflows of $0.3 billion in the quarter and $0.8 billion for the year primarily related to restructuring and integration costs and nonrecurring tax payments.

•	During the quarter, the Company repurchased 1.2 million shares for approximately $45 million; fiscal year 2018 share repurchases totaled 7.7 million shares for approximately $300 million.

•
New Accounting Standard - ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which clarifies the principals for recognizing revenue will be adopted by the Company on a modified retrospective basis beginning in the first quarter of fiscal 2019. There is not a material financial impact to Buildings and no material segment EBITA impact for Power Solutions, but battery core return classification increases revenue for Power Solutions resulting in segment EBITA margin rate dilution of approximately 200 basis points.

FISCAL 2019 GUIDANCE
The Company also announced fiscal 2019 guidance:

▪	Organic revenue growth in the mid-single digits.

▪	Incremental synergy and productivity savings of $250 million.

▪	Fiscal 2019 adjusted EPS before special items of $2.90 to $3.05, including a $0.12 headwind from an increased tax rate and an $0.08 headwind related to foreign currency.

▪	Adjusted free cash flow conversion of approximately 90%, excluding special items.

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About Johnson Controls:
Johnson Controls is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. Our 120,000 employees create intelligent buildings, efficient energy solutions, integrated infrastructure and next generation transportation systems that work seamlessly together to deliver on the promise of smart cities and communities. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. We are committed to helping our customers win and creating greater value for all of our stakeholders through strategic focus on our buildings and energy growth platforms. For additional information, please visit http://www.johnsoncontrols.com or follow us @johnsoncontrols on Twitter.

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Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements
Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures and debt levels are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions such as the merger with Tyco and the spin-off of Adient, changes in tax laws (including but not limited to the recently enacted Tax Cuts and Jobs Act), regulations, rates, policies or interpretations, the loss of key senior management, the tax treatment of recent portfolio transactions, significant transaction costs and/or unknown liabilities associated with such transactions, the outcome of actual or potential litigation relating to such transactions, the risk that disruptions from recent transactions will harm Johnson Controls’

business, the strength of the U.S. or other economies, changes to laws or policies governing foreign trade, including increased tariffs or trade restrictions, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency rates and cancellation of or changes to commercial arrangements, and with respect to the strategic review of the Power Solutions business, uncertainties as to the structure and timing of any transaction and whether it will be completed, the possibility that closing conditions for a transaction may not be satisfied or waived, the impact of the strategic review and any transaction on Johnson Controls and the Power Solutions business on a standalone basis if a transaction is completed, and whether the strategic benefits of any transaction can be achieved. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the 2017 fiscal year filed with the SEC on November 21, 2017, and its Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2017, March 31, 2018 and June 30, 2018 filed with the SEC on February 2, 2018, May 3, 2018 and August 2, 2018, respectively, which are and available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.
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Non-GAAP Financial Information
The Company's press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include mark-to-market for pension and postretirement plans, transaction/integration/separation costs, restructuring and impairment costs, nonrecurring purchase accounting impacts related to the Tyco merger, restructuring costs and discontinued operations losses in equity income, unfavorable arbitration award, Scott Safety gain on sale and discrete tax items. Financial information regarding adjusted sales, organic sales, adjusted segment EBITA, adjusted segment EBITA margin, adjusted free cash flow and adjusted free cash flow conversion are also presented, which are non-GAAP performance measures. Adjusted segment EBITA excludes special items such as transaction/integration costs and nonrecurring purchase accounting impacts because these costs are not considered to be directly related to the underlying operating performance of its business units. Management believes that, when considered together with unadjusted amounts, these non-GAAP measures are useful to investors in understanding period-over-period operating results and business trends of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure.
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JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)

	Three Months Ended September 30,
	2018	2017

Net sales	$8,370	$8,136
Cost of sales	5,851	5,623
Gross profit	2,519	2,513

Selling, general and administrative expenses	(1,478)	(1,253)
Restructuring and impairment costs	(105)	(141)
Net financing charges	(109)	(120)
Equity income	65	63

Income from continuing operations before income taxes	892	1,062

Income tax provision	67	135

Income from continuing operations	825	927

Loss from discontinued operations, net of tax	—	—

Net income	825	927

Less: Income from continuing operations attributable to noncontrolling interests	54	52
Less: Income from discontinued operations attributable to noncontrolling interests	—	—

Net income attributable to JCI	$771	$875

Income from continuing operations	$771	$875
Loss from discontinued operations	—	—

Net income attributable to JCI	$771	$875

Diluted earnings per share from continuing operations	$0.83	$0.93
Diluted loss per share from discontinued operations	—	—
Diluted earnings per share	$0.83	$0.93

Diluted weighted average shares	930.5	938.0
Shares outstanding at period end	925.0	928.0

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)

	Twelve Months Ended September 30,
	2018	2017

Net sales	$31,400	$30,172
Cost of sales	22,020	20,833
Gross profit	9,380	9,339

Selling, general and administrative expenses	(6,010)	(6,158)
Restructuring and impairment costs	(263)	(367)
Net financing charges	(441)	(496)
Equity income	235	240

Income from continuing operations before income taxes	2,901	2,558

Income tax provision	518	705

Income from continuing operations	2,383	1,853

Loss from discontinued operations, net of tax	—	(34)

Net income	2,383	1,819

Less: Income from continuing operations attributable to noncontrolling interests	221	199
Less: Income from discontinued operations attributable to noncontrolling interests	—	9

Net income attributable to JCI	$2,162	$1,611

Income from continuing operations	$2,162	$1,654
Loss from discontinued operations	—	(43)

Net income attributable to JCI	$2,162	$1,611

Diluted earnings per share from continuing operations	$2.32	$1.75
Diluted loss per share from discontinued operations	—	(0.05)
Diluted earnings per share*	$2.32	$1.71

Diluted weighted average shares	931.7	944.6
Shares outstanding at period end	925.0	928.0

* May not sum due to rounding.

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (in millions; unaudited)

	September 30, 2018	September 30, 2017
ASSETS
Cash and cash equivalents	$200	$321
Accounts receivable - net	7,065	6,666
Inventories	3,224	3,209
Assets held for sale	—	189
Other current assets	1,334	1,907
Current assets	11,823	12,292

Property, plant and equipment - net	6,171	6,121
Goodwill	19,473	19,688
Other intangible assets - net	6,348	6,741
Investments in partially-owned affiliates	1,301	1,191
Noncurrent assets held for sale	—	1,920
Other noncurrent assets	3,681	3,931
Total assets	$48,797	$51,884

LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$1,341	$1,608
Accounts payable and accrued expenses	5,790	5,342
Liabilities held for sale	—	72
Other current liabilities	4,119	4,832
Current liabilities	11,250	11,854

Long-term debt	9,654	11,964
Other noncurrent liabilities	5,435	6,315
Noncurrent liabilities held for sale	—	173
Redeemable noncontrolling interests	—	211
Shareholders' equity attributable to JCI	21,164	20,447
Noncontrolling interests	1,294	920
Total liabilities and equity	$48,797	$51,884

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)

	Three Months Ended September 30,
	2018	2017
Operating Activities
Net income attributable to JCI	$771	$875
Income from continuing operations attributable to noncontrolling interests	54	52

Net income	825	927

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	241	269
Pension and postretirement benefit income	(48)	(384)
Pension and postretirement contributions	(3)	(72)
Equity in earnings of partially-owned affiliates, net of dividends received	(55)	(15)
Deferred income taxes	(561)	69
Non-cash restructuring and impairment costs	12	8
Other - net	(2)	18
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(231)	(201)
Inventories	246	187
Other assets	90	(222)
Restructuring reserves	55	67
Accounts payable and accrued liabilities	213	826
Accrued income taxes	470	(143)
Cash provided by operating activities	1,252	1,334

Investing Activities
Capital expenditures	(248)	(347)
Sale of property, plant and equipment	25	10
Acquisition of businesses, net of cash acquired	3	—
Business divestitures, net of cash divested	101	40
Other - net	30	(8)
Cash used by investing activities	(89)	(305)

Financing Activities
Decrease in short and long-term debt - net	(962)	(755)
Stock repurchases	(45)	(225)
Payment of cash dividends	(240)	(233)
Proceeds from the exercise of stock options	27	27
Dividends paid to noncontrolling interests	—	(10)
Other - net	(4)	(3)
Cash used by financing activities	(1,224)	(1,199)
Effect of exchange rate changes on cash and cash equivalents	(22)	42
Cash held for sale	—	(9)
Decrease in cash and cash equivalents	$(83)	$(137)

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)

	Twelve Months Ended September 30,
	2018	2017
Operating Activities
Net income attributable to JCI	$2,162	$1,611
Income from continuing operations attributable to noncontrolling interests	221	199
Income from discontinued operations attributable to noncontrolling interests	—	9

Net income	2,383	1,819

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,085	1,188
Pension and postretirement benefit income	(156)	(568)
Pension and postretirement contributions	(57)	(347)
Equity in earnings of partially-owned affiliates, net of dividends received	(166)	(181)
Deferred income taxes	(636)	1,125
Non-cash restructuring and impairment costs	42	78
Gain on Scott Safety business divestiture	(114)	—
Other - net	67	135
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(513)	(520)
Inventories	(92)	(398)
Other assets	26	(480)
Restructuring reserves	(8)	89
Accounts payable and accrued liabilities	15	236
Accrued income taxes	637	(2,145)
Cash provided by operating activities	2,513	31

Investing Activities
Capital expenditures	(1,030)	(1,343)
Sale of property, plant and equipment	48	33
Acquisition of businesses, net of cash acquired	(21)	(6)
Business divestitures, net of cash divested	2,202	220
Other - net	16	(41)
Cash provided (used) by investing activities	1,215	(1,137)

Financing Activities
Increase (decrease) in short and long-term debt - net	(2,486)	713
Debt financing costs	(4)	(18)
Stock repurchases	(300)	(651)
Payment of cash dividends	(954)	(702)
Proceeds from the exercise of stock options	66	157
Dividends paid to noncontrolling interests	(46)	(88)
Dividend from Adient spin-off	—	2,050
Cash transferred to Adient related to spin-off	—	(665)
Cash paid related to prior acquisitions	—	(75)
Other - net	(28)	(23)
Cash provided (used) by financing activities	(3,752)	698
Effect of exchange rate changes on cash and cash equivalents	(106)	54
Change in cash held for sale	9	96
Decrease in cash and cash equivalents	$(121)	$(258)

FOOTNOTES
1. Financial Summary

The Company evaluates the performance of its business units primarily on segment earnings before interest, taxes and amortization (EBITA), which represents income from continuing operations before income taxes and noncontrolling interests, excluding general corporate expenses, intangible asset amortization, net financing charges, significant restructuring and impairment costs, and the net mark-to-market adjustments related to pension and postretirement plans.

	Three Months Ended September 30,
(in millions; unaudited)	2018		2017
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Net sales (1)
Building Solutions North America	$2,324	$2,324	$2,160	$2,165
Building Solutions EMEA/LA	948	948	926	921
Building Solutions Asia Pacific	689	689	677	677
Global Products	2,222	2,222	2,241	2,241
Total Building Technologies & Solutions	6,183	6,183	6,004	6,004
Power Solutions	2,187	2,187	2,132	2,132
Net sales	$8,370	$8,370	$8,136	$8,136

Segment EBITA (1)
Building Solutions North America	$329	$336	$298	$315
Building Solutions EMEA/LA	102	103	52	95
Building Solutions Asia Pacific	105	105	108	109
Global Products	389	395	373	385
Total Building Technologies & Solutions	925	939	831	904
Power Solutions	409	424	431	431
Segment EBITA	1,334	1,363	1,262	1,335

Corporate expenses (2)	(142)	(95)	(163)	(107)
Amortization of intangible assets (3)	(96)	(96)	(106)	(97)
Mark-to-market gain for pension/postretirement plans (4)	10	—	330	—
Restructuring and impairment costs (5)	(105)	—	(141)	—
EBIT (6)	1,001	1,172	1,182	1,131
EBIT margin	12.0%	14.0%	14.5%	13.9%

Net financing charges (7)	(109)	(109)	(120)	(120)
Income from continuing operations before income taxes	892	1,063	1,062	1,011
Income tax provision (8)	(67)	(139)	(135)	(152)
Income from continuing operations	825	924	927	859
Income from continuing operations attributable to noncontrolling interests (9)	(54)	(54)	(52)	(46)
Net income from continuing operations attributable to JCI	$771	$870	$875	$813

	Twelve Months Ended September 30,
(in millions; unaudited)	2018		2017
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Net sales (1)
Building Solutions North America	$8,679	$8,679	$8,341	$8,316
Building Solutions EMEA/LA	3,696	3,696	3,595	3,579
Building Solutions Asia Pacific	2,553	2,553	2,444	2,445
Global Products	8,472	8,472	8,455	8,461
Total Building Technologies & Solutions	23,400	23,400	22,835	22,801
Power Solutions	8,000	8,000	7,337	7,337
Net sales	$31,400	$31,400	$30,172	$30,138

Segment EBITA (1)
Building Solutions North America	$1,109	$1,134	$1,039	$1,070
Building Solutions EMEA/LA	344	350	290	328
Building Solutions Asia Pacific	347	347	323	332
Global Products	1,338	1,251	1,179	1,288
Total Building Technologies & Solutions	3,138	3,082	2,831	3,018
Power Solutions	1,417	1,432	1,427	1,428
Segment EBITA	4,555	4,514	4,258	4,446

Corporate expenses (2)	(576)	(408)	(768)	(465)
Amortization of intangible assets (3)	(384)	(384)	(489)	(382)
Mark-to-market gain for pension/postretirement plans (4)	10	—	420	—
Restructuring and impairment costs (5)	(263)	—	(367)	—
EBIT (6)	3,342	3,722	3,054	3,599
EBIT margin	10.6%	11.9%	10.1%	11.9%

Net financing charges (7)	(441)	(441)	(496)	(479)
Income from continuing operations before income taxes	2,901	3,281	2,558	3,120
Income tax provision (8)	(518)	(427)	(705)	(468)
Income from continuing operations	2,383	2,854	1,853	2,652
Income from continuing operations attributable to noncontrolling interests (9)	(221)	(221)	(199)	(193)
Net income from continuing operations attributable to JCI	$2,162	$2,633	$1,654	$2,459

Building Technologies & Solutions - Provides facility systems and services including comfort, energy and security management for the non-residential buildings market, and provides heating, ventilating, and air conditioning products and services, security products and services, and fire detection and suppression products and services.

Power Solutions - Services both automotive original equipment manufacturers and the battery aftermarket by providing advanced battery technology, coupled with systems engineering, marketing and service expertise.

(1) The Company's press release contains financial information regarding adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margins, which are non-GAAP performance measures. The Company's definition of adjusted segment EBITA excludes special items because these costs are not considered to be directly related to the underlying operating performance of its business units. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.

The following is the three months ended September 30, 2018 and 2017 reconciliation of net sales, segment EBITA and segment EBITA margin as reported to adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products		Total Building Technologies & Solutions
	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Net sales as reported	$2,324	$2,160	$948	$926	$689	$677	$2,222	$2,241	$6,183	$6,004

Adjusting items:
Nonrecurring purchase accounting impacts	—	5	—	(5)	—	—	—	—	—	—

Adjusted net sales	$2,324	$2,165	$948	$921	$689	$677	$2,222	$2,241	$6,183	$6,004

Segment EBITA as reported	$329	$298	$102	$52	$105	$108	$389	$373	$925	$831
Segment EBITA margin as reported	14.2%	13.8%	10.8%	5.6%	15.2%	16.0%	17.5%	16.6%	15.0%	13.8%

Adjusting items:
Transaction costs	—	—	—	—	—	—	—	—	—	—
Integration costs	7	18	1	2	—	2	6	12	14	34
Restructuring costs and discontinued operations losses in equity income	—	—	—	—	—	—	—	—	—	—
Unfavorable arbitration award	—	—	—	50	—	—	—	—	—	50
Nonrecurring purchase accounting impacts	—	(1)	—	(9)	—	(1)	—	—	—	(11)

Adjusted segment EBITA	$336	$315	$103	$95	$105	$109	$395	$385	$939	$904
Adjusted segment EBITA margin	14.5%	14.5%	10.9%	10.3%	15.2%	16.1%	17.8%	17.2%	15.2%	15.1%

(in millions)	Total Building Technologies & Solutions		Power Solutions		Consolidated JCI plc
	2018	2017	2018	2017	2018	2017
Net sales as reported	$6,183	$6,004	$2,187	$2,132	$8,370	$8,136

Adjusting items:
Nonrecurring purchase accounting impacts	—	—	—	—	—	—

Adjusted net sales	$6,183	$6,004	$2,187	$2,132	$8,370	$8,136

Segment EBITA as reported	$925	$831	$409	$431	$1,334	$1,262
Segment EBITA margin as reported	15.0%	13.8%	18.7%	20.2%	15.9%	15.5%

Adjusting items:
Transaction costs	—	—	8	—	8	—
Integration costs	14	34	—	—	14	34
Restructuring costs and discontinued operations losses in equity income	—	—	7	—	7	—
Unfavorable arbitration award	—	50	—	—	—	50
Nonrecurring purchase accounting impacts	—	(11)	—	—	—	(11)

Adjusted segment EBITA	$939	$904	$424	$431	$1,363	$1,335
Adjusted segment EBITA margin	15.2%	15.1%	19.4%	20.2%	16.3%	16.4%

The following is the twelve months ended September 30, 2018 and 2017 reconciliation of net sales, segment EBITA and segment EBITA margin as reported to adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products		Total Building Technologies & Solutions
	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Net sales as reported	$8,679	$8,341	$3,696	$3,595	$2,553	$2,444	$8,472	$8,455	$23,400	$22,835

Adjusting items:
Nonrecurring purchase accounting impacts	—	(25)	—	(16)	—	1	—	6	—	(34)

Adjusted net sales	$8,679	$8,316	$3,696	$3,579	$2,553	$2,445	$8,472	$8,461	$23,400	$22,801

Segment EBITA as reported	$1,109	$1,039	$344	$290	$347	$323	$1,338	$1,179	$3,138	$2,831
Segment EBITA margin as reported	12.8%	12.5%	9.3%	8.1%	13.6%	13.2%	15.8%	13.9%	13.4%	12.4%

Adjusting items:
Transaction costs	—	13	—	5	—	2	—	13	—	33
Integration costs	25	42	6	6	—	5	27	25	58	78
Scott Safety gain on sale	—	—	—	—	—	—	(114)	—	(114)	—
Restructuring costs and discontinued operations losses in equity income	—	—	—	—	—	—	—	—	—	—
Unfavorable arbitration award	—	—	—	50	—	—	—	—	—	50
Nonrecurring purchase accounting impacts	—	(24)	—	(23)	—	2	—	71	—	26

Adjusted segment EBITA	$1,134	$1,070	$350	$328	$347	$332	$1,251	$1,288	$3,082	$3,018
Adjusted segment EBITA margin	13.1%	12.9%	9.5%	9.2%	13.6%	13.6%	14.8%	15.2%	13.2%	13.2%

(in millions)	Total Building Technologies & Solutions		Power Solutions		Consolidated JCI plc
	2018	2017	2018	2017	2018	2017
Net sales as reported	$23,400	$22,835	$8,000	$7,337	$31,400	$30,172

Adjusting items:
Nonrecurring purchase accounting impacts	—	(34)	—	—	—	(34)

Adjusted net sales	$23,400	$22,801	$8,000	$7,337	$31,400	$30,138

Segment EBITA as reported	$3,138	$2,831	$1,417	$1,427	$4,555	$4,258
Segment EBITA margin as reported	13.4%	12.4%	17.7%	19.4%	14.5%	14.1%

Adjusting items:
Transaction costs	—	33	8	1	8	34
Integration costs	58	78	—	—	58	78
Scott Safety gain on sale	(114)	—	—	—	(114)	—
Restructuring costs and discontinued operations losses in equity income	—	—	7	—	7	—
Unfavorable arbitration award	—	50	—	—	—	50
Nonrecurring purchase accounting impacts	—	26	—	—	—	26

Adjusted segment EBITA	$3,082	$3,018	$1,432	$1,428	$4,514	$4,446
Adjusted segment EBITA margin	13.2%	13.2%	17.9%	19.5%	14.4%	14.8%

(2) Adjusted Corporate expenses for the three months ended September 30, 2018 excludes $43 million of integration costs and $4 million of transaction costs. Adjusted Corporate expenses for the twelve months ended September 30, 2018 excludes $154 million of integration costs and $14 million of transaction costs. Adjusted Corporate expenses for the three months ended September 30, 2017 excludes $56 million of integration costs. Adjusted Corporate expenses for the twelve months ended September 30, 2017 excludes $241 million of integration costs, $58 million of transaction costs and $4 million of separation costs.

(3) Adjusted amortization of intangible assets for the three and twelve months ended September 30, 2017 excludes $9 million and $107 million, respectively, of nonrecurring asset amortization related to Tyco purchase accounting.

(4) The three and twelve months ended September 30, 2018 pension and postretirement mark-to-market gain of $10 million is excluded from the adjusted non-GAAP results. The three months ended September 30, 2017 pension and postretirement mark-to-market gain of $330 million and the twelve months ended September 30, 2017 gain of $420 million are excluded from the adjusted non-GAAP results.

(5) The three and twelve months ended September 30, 2018 restructuring and impairment costs of $105 million and $263 million, respectively, are excluded from the adjusted non-GAAP results. The three and twelve months ended September 30, 2017 restructuring and impairment costs of $141 million and $367 million, respectively, are excluded from the adjusted non-GAAP results.

(6) Management defines earnings before interest and taxes (EBIT) as income from continuing operations before net financing charges, income taxes and noncontrolling interests.

(7) Adjusted net financing charges for the twelve months ended September 30, 2017 exclude $17 million of transaction costs related to the debt exchange offers.

(8) Adjusted income tax provision for the three months ended September 30, 2018 excludes the tax benefits for changes in entity tax status of $139 million, net tax provision changes related to the U.S. Tax Reform legislation of $96 million, restructuring and impairment costs of $14 million, mark-to-market pension and postretirement of $3 million, integration costs of $3 million and transaction costs of $2 million, partially offset by tax provisions related to legal entity restructuring associated with the Power Solutions business of $129 million and valuation allowance adjustments of $56 million. Adjusted income tax provision for the twelve months ended September 30, 2018 excludes legal entity restructuring associated with the Power Solutions business of $129 million, net tax provision related to the U.S. Tax Reform legislation of $108 million, valuation allowance adjustments of $56 million and Scott Safety gain on sale of $30 million, partially offset by the tax benefits for changes in entity tax status of $139 million, restructuring and impairment costs of $38 million, tax audit settlements of $25 million, integration costs of $24 million, mark-to-market pension and postretirement of $3 million and transaction costs of $3 million. Adjusted income tax provision for the three months ended September 30, 2017 excludes the tax benefits for tax audit settlements of $191 million, integration costs of $16 million and restructuring and impairment costs of $14 million, partially offset by the tax provisions for the pension and postretirement mark-to-market gain of $90 million, change in deferred tax liability related to the outside basis of certain nonconsolidated subsidiaries of $53 million, change in assertion over permanently reinvested earnings of $33 million, net valuation allowance adjustments in various legal entities of $27 million, and Tyco nonrecurring purchase accounting impacts of $1 million. Adjusted income tax provision for the twelve months ended September 30, 2017 excludes the non-cash tax charge of $457 million related to establishment of a deferred tax liability on the outside basis difference of the Company’s investment in certain subsidiaries of the Scott Safety business, pension and postretirement mark-to-market gain of $126 million, change in deferred tax liability related to the outside basis of certain nonconsolidated subsidiaries of $53 million, change in assertion over permanently reinvested earnings of $33 million and net valuation allowance adjustments in various legal entities of $27 million, partially offset by the tax benefits of tax audit settlements of $191 million, changes in entity tax status of $101 million, restructuring and impairment costs of $63 million, integration costs of $57 million, Tyco nonrecurring purchase accounting impacts of $35 million and transaction costs of $12 million.

(9) Adjusted income from continuing operations attributable to noncontrolling interests for the three and twelve months ended September 30, 2017 excludes the noncontrolling interest impact of $4 million for mark-to-market pension gain and $2 million for valuation allowance adjustments.

2. Diluted Earnings Per Share Reconciliation

The Company's press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include transaction/integration/separation costs, restructuring costs and discontinued operations losses in equity income, nonrecurring purchase accounting impacts related to the Tyco merger, mark-to-market gain for pension and postretirement plans, Scott Safety gain on sale, restructuring and impairment costs, unfavorable arbitration award and discrete tax items. The Company excludes these items because they are not considered to be directly related to the underlying operating performance of the Company. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of diluted earnings per share as reported to diluted adjusted earnings per share for the respective periods is shown below (unaudited):

	Net Income Attributable to JCI plc		Net Income Attributable to JCI plc from Continuing Operations
	Three Months Ended		Three Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Earnings per share as reported for JCI plc	$0.83	$0.93	$0.83	$0.93

Adjusting items:
Transaction costs	0.01	—	0.01	—
Related tax impact	—	—	—	—
Integration costs	0.06	0.10	0.06	0.10
Related tax impact	—	(0.02)	—	(0.02)
Restructuring costs and discontinued operations losses in equity income	0.01	—	0.01	—
Mark-to-market gain for pension/postretirement plans	(0.01)	(0.35)	(0.01)	(0.35)
Related tax impact	—	0.10	—	0.10
Restructuring and impairment costs	0.11	0.15	0.11	0.15
Related tax impact	(0.02)	(0.01)	(0.02)	(0.01)
Unfavorable arbitration award	—	0.05	—	0.05
Discrete tax items	(0.05)	(0.08)	(0.05)	(0.08)

Adjusted earnings per share for JCI plc*	$0.93	$0.87	$0.93	$0.87

* May not sum due to rounding.

	Net Income Attributable to JCI plc		Net Income Attributable to JCI plc from Continuing Operations
	Twelve Months Ended		Twelve Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Earnings per share as reported for JCI plc	$2.32	$1.71	$2.32	$1.75

Adjusting items:
Transaction costs	0.02	0.12	0.02	0.12
Related tax impact	—	(0.01)	—	(0.01)
Integration costs	0.23	0.34	0.23	0.34
Related tax impact	(0.03)	(0.06)	(0.03)	0.06
Separation costs	—	0.09	—	—
Restructuring costs and discontinued operations losses in equity income	0.01	—	0.01	—
Nonrecurring purchase accounting impacts	—	0.14	—	0.14
Related tax impact	—	(0.04)	—	(0.04)
Mark-to-market gain for pension/postretirement plans	(0.01)	(0.44)	(0.01)	(0.44)
Related tax impact	—	0.13	—	0.13
Scott Safety gain on sale	(0.12)	—	(0.12)	—
Related tax impact	0.03	—	0.03	—
Restructuring and impairment costs	0.28	0.39	0.28	0.39
Related tax impact	(0.04)	(0.07)	(0.04)	(0.07)
Unfavorable arbitration award	—	0.05	—	0.05
Discrete tax items	0.14	0.32	0.14	0.30

Adjusted earnings per share for JCI plc*	$2.83	$2.67	$2.83	$2.60

* May not sum due to rounding.

The following table reconciles the denominators used to calculate basic and diluted earnings per share for JCI plc (in millions; unaudited):

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Weighted Average Shares Outstanding for JCI plc
Basic weighted average shares outstanding	924.8	929.4	925.7	935.3
Effect of dilutive securities:
Stock options, unvested restricted stock
and unvested performance share awards	5.7	8.6	6.0	9.3
Diluted weighted average shares outstanding	930.5	938.0	931.7	944.6

The Company has presented forward-looking statements regarding adjusted EPS from continuing operations, adjusted EBIT organic growth, adjusted EBIT margin, organic adjusted net sales growth and adjusted free cash flow conversion for the full fiscal year of 2019, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts, expenses, income or cash flows from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period, including but not limited to the high variability of the net mark-to-market adjustments related to pension and postretirement plans and the effect of foreign currency exchange fluctuations. Our fiscal 2019 outlook for organic adjusted net sales growth also excludes the effect of acquisitions and divestitures, and for our Power Solutions business, the impacts of lead price fluctuations. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s full year 2019 GAAP financial results.

3. Organic Adjusted Net Sales Growth Reconciliation

The components of the changes in adjusted net sales for the three months ended September 30, 2018 versus the three months ended September 30, 2017, including organic net sales, is shown below (unaudited):

(in millions)	Adjusted Net Sales for the Three Months Ended September 30, 2017	Base Year Adjustments - Acquisitions and Divestitures		Adjusted Base Net Sales for the Three Months Ended September 30, 2017	Foreign Currency		Lead Impact		Organic Net Sales		Adjusted Net Sales for the Three Months Ended September 30, 2018
Building Solutions North America	$2,165	$—	0.0%	$2,165	$(8)	-0.4%	$—	0.0%	$167	7.7%	$2,324	7.3%
Building Solutions EMEA/LA	921	2	0.2%	923	(28)	-3.0%	—	0.0%	53	5.7%	948	2.7%
Building Solutions Asia Pacific	677	(2)	-0.3%	675	(14)	-2.1%	—	0.0%	28	4.1%	689	2.1%
Global Products	2,241	(189)	-8.4%	2,052	(24)	-1.2%	—	0.0%	194	9.5%	2,222	8.3%
Total Building Technologies & Solutions	6,004	(189)	-3.1%	5,815	(74)	-1.3%	—	0.0%	442	7.6%	6,183	6.3%
Power Solutions	2,132	—	0.0%	2,132	(32)	-1.5%	39	1.8%	48	2.3%	2,187	2.6%
Total net sales	$8,136	$(189)	-2.3%	$7,947	$(106)	-1.3%	$39	0.5%	$490	6.2%	$8,370	5.3%

The components of the changes in adjusted net sales for the twelve months ended September 30, 2018 versus the twelve months ended September 30, 2017, including organic net sales, is shown below (unaudited):

(in millions)	Adjusted Net Sales for the Twelve Months Ended September 30, 2017	Base Year Adjustments - Acquisitions and Divestitures		Adjusted Base Net Sales for the Twelve Months Ended September 30, 2017	Foreign Currency		Lead Impact		Organic Net Sales		Adjusted Net Sales for the Twelve Months Ended September 30, 2018
Building Solutions North America	$8,316	$—	0.0%	$8,316	$20	0.2%	$—	0.0%	$343	4.1%	$8,679	4.4%
Building Solutions EMEA/LA	3,579	(78)	-2.2%	3,501	132	3.8%	—	0.0%	63	1.8%	3,696	5.6%
Building Solutions Asia Pacific	2,445	(14)	-0.6%	2,431	61	2.5%	—	0.0%	61	2.5%	2,553	5.0%
Global Products	8,461	(663)	-7.8%	7,798	103	1.3%	—	0.0%	571	7.3%	8,472	8.6%
Total Building Technologies & Solutions	22,801	(755)	-3.3%	22,046	316	1.4%	—	0.0%	1,038	4.7%	23,400	6.1%
Power Solutions	7,337	—	0.0%	7,337	196	2.7%	269	3.7%	198	2.7%	8,000	9.0%
Total net sales	$30,138	$(755)	-2.5%	$29,383	$512	1.7%	$269	0.9%	$1,236	4.2%	$31,400	6.9%

4. Adjusted Free Cash Flow Reconciliation

The Company's press release contains financial information regarding free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are non-GAAP performance measures. Free cash flow is defined as cash used by operating activities less capital expenditures. Adjusted free cash flow excludes special items, as included in the table below, because these cash flows are not considered to be directly related to its underlying business. Adjusted free cash flow conversion is defined as adjusted free cash flow divided by adjusted net income from continuing operations attributable to JCI. Management believes these non-GAAP measures are useful to investors in understanding the strength of the Company and its ability to generate cash.

The following is the three and twelve months ended September 30, 2018 and 2017 reconciliation of free cash flow, adjusted free cash flow and adjusted free cash flow conversion (unaudited):

(in billions)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Twelve Months Ended September 30, 2018	Twelve Months Ended September 30, 2017
Cash provided by operating activities	$1.3	$1.3	$2.5	$—
Capital expenditures	(0.2)	(0.3)	(1.0)	(1.3)
Reported free cash flow*	1.0	1.0	1.5	(1.3)

Adjusting items:
Transaction/integration/separation costs	0.1	0.1	0.3	0.5
Nonrecurring tax payments	0.2	—	0.3	1.4
Adient cash outflow	—	—	—	0.3
Change in control pension payment	—	—	—	0.2
Restructuring payments	—	—	0.2	0.2
Total adjusting items	0.3	0.1	0.8	2.6
Adjusted free cash flow	$1.3	$1.1	$2.3	$1.3

Adjusted net income from continuing operations
attributable to JCI	$0.9	$0.8	$2.6	$2.5
Adjusted free cash flow conversion	144%	138%	88%	52%

*May not sum due to rounding

5. Net Debt to Capitalization

The Company provides financial information regarding net debt as a percentage of total capitalization, which is a non-GAAP performance measure. The Company believes the percentage of total net debt to total capitalization is useful to understanding the Company's financial condition as it provides a review of the extent to which the Company relies on external debt financing for its funding and is a measure of risk to its shareholders. The following is the September 30, 2018 and September 30, 2017 calculation of net debt as a percentage of total capitalization (unaudited):

(in millions)	September 30, 2018	September 30, 2017
Short-term debt and current portion of long-term debt	$1,341	$1,608
Long-term debt	9,654	11,964
Total debt	10,995	13,572
Less: cash and cash equivalents	200	321
Total net debt	10,795	13,251
Shareholders' equity attributable to JCI	21,164	20,447
Total capitalization	$31,959	$33,698

Total net debt as a % of total capitalization	33.8%	39.3%

6. Mark-to-Market of Pension and Postretirement Plans

The pension and postretirement mark-to-market gain or loss for each period is excluded from adjusted diluted earnings per share. The three and twelve months ended September 30, 2018 include a mark-to-market gain for pension and postretirement plans of $10 million. The three and twelve months ended September 30, 2017 include a mark-to-market gain for pension and postretirement plans of $330 million and $420 million, respectively.

7. Divestitures

On March 16, 2017, the Company announced that it signed a definitive agreement to sell its Scott Safety business to 3M for approximately $2.0 billion. The transaction closed on October 4, 2017. Net cash proceeds from the transaction approximated $1.9 billion and the Company recorded a net gain of $114 million ($84 million after tax). Scott Safety is a leader in the design, manufacture and sale of high performance respiratory protection, gas and flame detection, thermal imaging and other critical products for fire services, law enforcement, industrial, oil and gas, chemical, armed forces, and homeland defense end markets. The Scott Safety business is included within assets held for sale and liabilities held for sale in the accompanying condensed consolidated statement of financial position as of September 30, 2017.

On October 31, 2016, the Company completed the spin-off of its Automotive Experience business by way of the transfer of the Automotive Experience business from JCI plc to Adient plc and the issuance of ordinary shares of Adient plc directly to holders of JCI plc ordinary shares on a pro rata basis. Following the separation, Adient plc is now an independent public company trading on the New York Stock Exchange (NYSE) under the symbol "ADNT." The Company did not retain any equity interest in Adient plc. Beginning in the first quarter of fiscal 2017, Adient’s historical financial results are reflected in the Company’s consolidated financial statements as a discontinued operation.

8. Income Taxes

The Company's effective tax rate from continuing operations before consideration of the transaction/integration/separation costs, restructuring costs and discontinued operations losses in equity income, nonrecurring purchase accounting impacts related to the Tyco merger, mark-to-market gain for pension and postretirement plans, Scott Safety gain on sale, restructuring and impairment costs, an unfavorable arbitration award and discrete tax items for the three and twelve months ending September 30, 2018 and 2017 is approximately 13 percent and 15 percent, respectively.

9. Restructuring

The three and twelve months ended September 30, 2018 include restructuring and impairment costs of $105 million and $263 million, respectively, related primarily to workforce reductions, plant closures and asset impairments in the Building Technologies & Solutions and Power Solutions businesses, and at Corporate.  The three and twelve months ended September 30, 2017 include restructuring and impairment costs of $141 million and $367 million, respectively, related primarily to workforce reductions, plant closures and asset impairments in the Building Technologies & Solutions and Power Solutions businesses, and at Corporate.